DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

Registration No. 811-07460
FORM N-SAR
Annual Period Ended November 30, 2012

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 867411: v2

WS: MFG_Philadelphia: 867411: v2